UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2008
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, NC		27513
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(919) 297-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 19, 2008, Peter McDonald, the President and Chief Operating Officer of R.H. Donnelley Corporation (the “Company”), notified the Company that his employment with the Company will terminate effective September 1, 2008. In connection with this termination of employment, Mr. McDonald is expected to receive separation payments in accordance with Section 8(c) of his Amended and Restated Employment Agreement.
     George F. Bednarz, age 54, Senior Vice President — Operations of the Company, has been appointed to Executive Vice President of Enterprise Sales and Operations, and will assume the responsibilities of overseeing the sales and operations functions for the Company effective immediately. The Company has been advised that there are no family relationships between Mr. Bednarz and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Bednarz and any other person pursuant to which he was appointed as an officer. Mr. Bednarz has served as Senior Vice President — Operations since January 2008. Prior to that, Mr. Bednarz served as Senior Vice President — RHD Interactive since January 2007. Prior to that, Mr. Bednarz served as Senior Vice President — Integration, Corporate Planning, Administration and Communications since January 2006. Prior to that, Mr. Bednarz served as Vice President — Corporate Planning and Information Technology since October 2004. Prior to that, Mr. Bednarz served as Vice President, Publishing, Information Technology and Corporate Planning, from January 2003 and Vice President, Publishing and Information Technology, from April 2001. Mr. Bednarz joined the Company in November 1995 to lead the start-up implementation of the Company’s Morrisville, North Carolina Publishing and Information Center. Prior to joining the Company, Mr. Bednarz spent 19 years at The Dun & Bradstreet Corporation, the Company’s former parent, where he held executive positions of increasing responsibility in various functions. In connection with this appointment, Mr. Bednarz’s annual base salary will be increased to $400,000, his annual cash incentive award target will be increased to 75% of base salary and his annual long-term incentive plan target will be increased to 250% of base salary. Mr. Bednarz will also receive a special equity grant consisting of 150,000 stock appreciation rights and 13,000 restricted stock units.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.H. DONNELLEY CORPORATION

/s/ Mark W. Hianik

Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel and Corporate Secretary
Date: June 20, 2008